Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-76410, 333-119102, 333-131026 and 333-133088) of NeoMagic Corporation;

(2) Registration Statement (Form S-8 Nos. 333-119093, 333-30843, 333-57217, 333-88383, 333-50406, 333-70222, 333-102231, 333-109023, 333-127439 and 333-139262) of NeoMagic Corporation;

of our report dated April 22, 2005, with respect to the consolidated financial statements and schedule of NeoMagic Corporation, for the year ended January 30, 2005 included in this Annual Report (Form 10-K) for the year ended January 28, 2007.

/s/ Ernst & Young LLP

San Jose, California

April 26, 2007